As filed with the Securities and Exchange Commission on August 15, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 _________________________________________
TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State of Incorporation)	(IRS Employer Identification No.)
14201 Dallas Parkway
Dallas, TX 75254
(Address of principal executive offices, including zip code)
TENET HEALTHCARE 2019 STOCK INCENTIVE PLAN
(Full title of the plan)
Thomas Arnst
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
Tenet Healthcare Corporation
14201 Dallas Parkway
Dallas, TX 75254
(469) 893-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐	Non-accelerated filer		☐

Smaller reporting company		☐			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Tenet Healthcare Corporation (“Tenet” or the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, to register an additional 4,275,000 shares of common stock, par value $0.05 per share (“Common Stock”), issuable under the Tenet Healthcare 2019 Stock Incentive Plan (as amended, the “Plan”). At the recommendation of Tenet’s Board of Directors, the Registrant’s stockholders approved the First Amendment to the Plan on May 6, 2022, which increased the number of shares available for issuance under the Plan by 4,275,000 shares of Common Stock. This Registration Statement on Form S-8 relates to the additional 4,275,000 shares of Common Stock authorized to be issued under the Plan.

The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on May 15, 2019 (SEC File No. 333-231515) together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel
Thomas Arnst, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of the Registrant, has delivered an opinion to the effect that the shares of Common Stock covered by this Registration Statement will be legally issued, fully paid and non-assessable. Mr. Arnst is eligible to participate in the Plan and owns shares of Common Stock and holds outstanding awards under the Plan.

Item 8. Exhibits
    Unless otherwise indicated, the following exhibits are filed with this report:

Exhibit No.	Exhibit Description
4.1
Amended and Restated Articles of Incorporation of the Registrant, as amended and restated May 8, 2008 (incorporated by reference to Exhibit 3(a) on the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 5, 2008).

4.2
Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State effective October 10, 2012 (incorporated by reference to Exhibit 3.1 on the Registrant’s Current Report on Form 8-K filed October 11, 2012)

4.3
Amended and Restated Bylaws of the Registrant, as amended and restated effective January 3, 2019 (incorporated by reference to Exhibit 3.1 on the Registrant’s Current Report on Form 8-K, filed January 7, 2019)

5.1	Opinion of counsel as to the legality of the securities being registered.*

10.1
Tenet Healthcare 2019 Stock Incentive Plan, as amended by the First Amendment (incorporated by reference to Exhibit 10(b) on the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed July 29, 2022).

23.1	Consent of counsel (included in Exhibit 5.1).*

23.2	Consent of Deloitte & Touche LLP. *

24.1	Power of Attorney.*

107.1	Filing Fee Table.*

* Filed herewith.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 15, 2022.

TENET HEALTHCARE CORPORATION

By:	/s/ THOMAS ARNST
Name:	Thomas Arnst
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	August 15, 2022
Saumya Sutaria, M.D.	(Principal Executive Officer)

/s/ Daniel Cancelmi	Executive Vice President and Chief Financial Officer	August 15, 2022
Daniel Cancelmi	(Principal Financial Officer)

/s/ R. Scott Ramsey	Chief Accounting Officer, VP & Controller	August 15, 2022
R. Scott Ramsey	(Principal Accounting Officer)

*	Executive Chairman and Director	August 15, 2022
Ronald A. Rittenmeyer
*	Director	August 15, 2022
James L. Bierman
*	Director	August 15, 2022
Richard Fisher
*	Director	August 15, 2022
Meghan M. FitzGerald, DrPH
*	Director	August 15, 2022
Cecil D. Haney
*	Director	August 15, 2022
J. Robert Kerrey
*	Director	August 15, 2022
Chris Lynch
*	Director	August 15, 2022
Richard Mark
*	Director	August 15, 2022
Tammy Romo
*	Director	August 15, 2022
Nadja West. M.D.
*By Thomas Arnst pursuant to a Power of Attorney executed by the persons identified above, which Power of Attorney has been filed as an exhibit hereto and is incorporated by reference hereto.

/s/ Thomas Arnst
By:	Thomas Arnst